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EXHIBIT 23.1

AUDITORS' REPORT ON SCHEDULE AND
CONSENT OF INDEPENDENT AUDITORS

The Board of Directors of
QAD Inc.:

        The audits referred to in our report dated March 2, 2004, included the related financial statement schedule as of January 31, 2004 and for each of the years in the three-year period ended January 31, 2004, included in the January 31, 2004 Annual Report on Form 10-K of QAD Inc. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

        We consent to incorporation by reference in the registration statements (Nos. 333-66610, 333-48381 and 333-35367) on Form S-8 of QAD Inc. of our reports dated March 2, 2004, relating to the consolidated balance sheets of QAD Inc. and subsidiaries as of January 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended January 31, 2004, and the related financial statement schedule, which reports appear in the January 31, 2004, Annual Report on Form 10-K of QAD Inc.

                      KPMG LLP

Los Angeles, California
April 14, 2004

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  EXHIBIT 23.1
AUDITORS' REPORT ON SCHEDULE AND CONSENT OF INDEPENDENT AUDITORS